UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ENERGY CONVERSION DEVICES, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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ENERGY CONVERSION DEVICES, INC.
2956 Waterview Drive
Rochester Hills, Michigan 48309

October 15, 2009
Dear Stockholder:
     We invite you to attend the 2009 Annual Meeting of Stockholders of Energy Conversion Devices, Inc., which will be held at 1:00 p.m. Eastern Time on Tuesday, November 17, 2009, at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan. A map is on the back cover of this proxy statement. We look forward to your attendance either in person or by proxy. If you plan to attend the annual meeting in person, please contact the Company at (248) 293-0440 or send us an e-mail at investor.relations@energyconversiondevices.com.
     Details of the business to be conducted at this meeting are given in the attached Notice of 2009 Annual Meeting of Stockholders.
     Whether or not you plan to attend the annual meeting, your vote is important to us and we encourage you to vote promptly. Even if you intend to attend the annual meeting in person, please sign and date the enclosed proxy card or voting instruction card and return it in the accompanying envelope, or vote via telephone or the Internet, to ensure the presence of a quorum. A proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting.
     We look forward to seeing you at the annual meeting.

Sincerely,

Mark D. Morelli President and Chief Executive Officer

ENERGY CONVERSION DEVICES, INC.
NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
November 17, 2009 – 1:00 p.m. ET

Dear Stockholder:
      We invite you to attend our 2009 Annual Meeting of Stockholders which will be held at 1:00 p.m. Eastern Time on Tuesday, November 17, 2009, at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan.
      We are holding the annual meeting for the following purposes:
1.	To elect eight directors to hold office until our 2010 Annual Meeting of Stockholders.

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
     Only stockholders of record at the close of business on October 1, 2009 will be entitled to vote at the annual meeting and any postponements or adjournments of the meeting. For 10 days before the annual meeting, a list of stockholders entitled to vote will be available for inspection during ordinary business hours at our principal executive offices at 2956 Waterview Drive, Rochester Hills, Michigan 48309. If you would like to view the stockholder list, please call the Corporate Secretary at (248) 293-0440 to schedule an appointment.
     The business of the annual meeting cannot be completed unless a majority of our outstanding common stock is represented at the meeting. As a stockholder, you can help us avoid unnecessary expense and delay by promptly voting even if you plan to attend the annual meeting. You have three options for submitting your vote before the annual meeting: via the Internet, by telephone or by mail.

By Order of the Board of Directors

Ghazaleh Koefod Corporate Secretary
Rochester Hills, Michigan
October 15, 2009
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be Held on November 17, 2009.
The Proxy Statement and 2009 Annual Report are available at
www.energyconversiondevices.com/proxymaterials

ENERGY CONVERSION DEVICES, INC.
2009 PROXY STATEMENT

i

Energy Conversion Devices, Inc.
2956 Waterview Drive
Rochester Hills, MI 48309

PROXY STATEMENT

     The Board of Directors (the “Board”) solicits your proxy for the 2009 Annual Meeting of Stockholders of Energy Conversion Devices, Inc. (“ECD” or the “Company”) to be held at 1:00 p.m. Eastern Time on Tuesday, November 17, 2009, at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan, and any postponements or adjournments of the annual meeting, for the purposes set forth in the accompanying Notice of 2009 Annual Meeting of Stockholders.
     This proxy statement and accompanying proxy were first mailed to stockholders on or about October 15, 2009.
ABOUT THE MEETING
     Purpose of the Annual Meeting. The specific proposals to be considered and acted upon at the annual meeting are summarized in the Notice and are described in more detail in this proxy statement.
     Record Date and Voting Rights of Stockholders. The Board of the Company has fixed October 1, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. As of October 1, 2009, there were outstanding and entitled to vote 45,744,167 shares of ECD common stock, each of which is entitled to one vote with respect to each matter to be voted on at the annual meeting.
     Quorum. The Company’s bylaws provide that the required quorum for the transaction of business at the annual meeting is the presence, in person or by proxy, of a majority of the votes eligible to be cast by holders of record of ECD common stock as of the close of business on the record date. If a stockholder submits a proxy and withholds such stockholder’s vote for the election of directors or abstains from voting on the other proposals to be considered at the annual meeting, the shares owned by such stockholder will be considered to be present at the annual meeting for all purposes. If shares are held in “street name” (held for your account by a broker or other nominee) and the broker or other nominee indicates it does not have discretionary authority as to certain shares to vote on certain proposals (broker non-votes), those shares will be considered to be present at the annual meeting for all purposes.
     Required Vote.
     Proposal No. 1. The nominees for director receiving the highest number of affirmative votes will be elected. Therefore, abstentions and withheld votes have no impact in the election of directors once a quorum is established.
     Proposal No. 2. The affirmative vote of a majority of the votes cast at the annual meeting will be required to approve the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2010. Abstentions and broker non-votes are not considered as votes cast with respect to such proposal and will have no effect on the outcome of the proposals.
     The Board recommends that the stockholders vote FOR proposals 1 and 2.

     Voting of Proxies. If your shares are registered directly in your name and you submit your proxy to the Company, you authorize the Company to vote your shares at the annual meeting in accordance with your instructions. If you submit a proxy to the Company without instructions, your shares will be voted in accordance to the recommendations of the Board set forth in this proxy statement. Proxies further authorize the Company to vote on any adjournments or postponements of the annual meeting, and on other matters which may properly come before the annual meeting. All shares represented by signed proxies received by the Company at or prior to the annual meeting from stockholders of record as of the close of business on October 1, 2009 will be voted at the meeting.
     How you can vote.
     If your shares are registered directly in your name, you may vote:
•	Via the Internet. Go to the website of our tabulator, Computershare, at www.investorvote.com/ener and follow the instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•	By Telephone. If you have a touch-tone phone, call 1-800-652-VOTE (8683) toll free from the U.S. and Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

•	By Mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to Computershare. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, the shares will be voted as recommended by our Board.

•	In Person at the Annual Meeting. If you choose to vote in person at the annual meeting, you must bring a government-issued proof of identification that includes a photo (such as a driver’s license or passport) and either the enclosed proxy card or other verification of your ownership of common stock as of October 1, 2009.
     If your shares are held in “street name” (held for your account by a broker or other nominee), you may vote:
•	Via the Internet or By Telephone. You should receive instructions from your broker or other nominee if you are permitted to vote via the Internet or by telephone.

•	By Mail. You should receive instructions from your broker or other nominee explaining how to vote your shares by mail.

•	In Person at the Annual Meeting. Contact your broker or other nominee to obtain a legal proxy and bring it with you to the annual meeting. The form of proxy enclosed with this proxy statement is not a legal proxy on behalf of your broker or other nominee. You will not be able to vote shares you hold in street name at the annual meeting unless you have a proxy from your broker or other nominee issued in your name giving you the right to vote the shares.

     Revocation of Proxies. You may revoke your proxy and/or change your vote at any time before the annual meeting.
     If your shares are registered directly in your name, you must do one of the following:
•	Via the Internet or By Telephone. Vote via the Internet or by telephone by following the directions above. Only the last Internet or telephone vote will be counted.

•	By Mail. Sign a new proxy and submit it as instructed above, or send a notice revoking your proxy to the Corporate Secretary so that it is received on or before November 16, 2009.

•	In Person at the Annual Meeting. Attend the annual meeting and vote in person. Attending the annual meeting will not revoke your proxy unless you specifically request that your proxy be revoked.
     If your shares are held through a broker or other nominee, you should contact such person prior to the time such person carries out any voting instructions you have provided.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     The Board currently consists of eight directors serving one-year terms. Seven of the directors are independent in accordance with the listing standards of the NASDAQ Global Select Market (Nasdaq) and one director is a member of senior management. At the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated eight directors to serve another one-year term and each of the nominees has consented to serve. The eight directors elected at the annual meeting will serve until the 2010 Annual Meeting of Stockholders or until their successors are duly elected or appointed. Additional information regarding the directors is set forth below.
     The eight nominees who receive the most votes cast at the annual meeting will be elected as directors of the Company.
     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL OF THE NOMINEES.
Joseph A. Avila, 58, has been a director since September 2007. Mr. Avila currently provides advisory and management services to energy and private equity firms. From September 29, 2006 to March 6, 2008, Mr. Avila served as an officer and Executive Vice President, Strategic Operations and Process at Quanta Services, Inc., a leading provider of specialized contracting services, delivering end-to-end network solutions for the electric power, gas, telecommunications and cable television industries. From 1978 to 2006, he held various positions with McKinsey & Company, most recently as a director providing leadership to the Energy and Technology Management Practices. Mr. Avila has extensive consulting experience with a wide range of companies in the energy, industrial and technologies industries. Mr. Avila serves on the Advisory Board of the Houston Technology Center.
Alan E. Barton, 53, has been a director since September 2008. He is the Chief Executive Officer of Lehigh Technologies, Inc., a manufacturer and distributor of fine and ultra-fine engineered rubber powders. Prior to his retirement from Rohm and Haas Company in October 2008, he was an Executive Vice President of Rohm and Haas. During his 24-year career at Rohm and Haas, Dr. Barton has held many positions, including Vice President and Business Group Executive, Coatings (2002-2006) with oversight for operations, engineering and Latin America; Regional Director, Asia-Pacific Region (2004-2005). Dr. Barton was named to Rohm and Haas’ Executive Council in 2001. His experience at Rohm and Haas includes product development, business development and scientific research. Dr. Barton is a member of the Board of Directors of Technitrol, Inc. He is Chairman of Technitrol’s Governance Committee and serves on its Compensation Committee.
Christopher P. Belden, 49, has been a director since February 2008. He is the Executive Vice President – Global Operations at NXP Semiconductors, which he joined in March 2008. Mr. Belden has 26 years of experience in semiconductor manufacturing and operations. From February 2005 to February 2007, Mr. Belden was Group Vice President of Global Operations for Applied Materials, Inc., a global leader in nanomanufacturing technology solutions for the electronics industry, where he was responsible for volume manufacturing, supply chain management, reliability, quality and worldwide facilities. Prior to joining Applied Materials, Mr. Belden had a 23-year career at Motorola where his last role was Senior Vice President of Global Manufacturing and Operations. He serves on the Board of Directors of Advanced Semiconductor Manufacturing Corporation Limited (ASMC) and is a member of ASMC’s Audit Committee.
Robert I. Frey, 66, has been a director since April 2004. He is an assistant professor of Global Management and Business Ethics, Grand Valley State University, in Grand Rapids, Michigan. He joined Herman Miller, Inc. in 1996, where he was an Executive Vice President and member of the Executive Committee and President of Herman Miller International, accountable for international strategic planning, manufacturing, sales and marketing until his retirement in 2002. Prior thereto, Mr. Frey served as General Counsel and then Executive Vice President and President of Whirlpool, Inc.’s Asian operations.
William J. Ketelhut, 57, has been a director since April 2004. He has served as an advisor to and Division Managing Director of CSE-Global Ltd. Singapore since 2004. From 2001-2002, he was President of Control Products at Honeywell International, Inc., a global company with 15 major lines of businesses including semiconductors, consumer products and sensors products. From 1994-2001, he served as President of several business units of Invensys plc, a global automation, controls and process solutions group. He was President and Chief Executive Officer at GE/Micro Switch Control Inc. (a joint venture between GE and Honeywell Microswitch Division) from 1992-1994.
Mark D. Morelli, 45, has been President, Chief Executive Officer and director of ECD since September 1, 2007. He served as President of Carrier Commercial Refrigeration, a division of Carrier Corporation, from April 2006 until he joined ECD in 2007. From June 2004 to April 2006, Mr. Morelli was Vice President and General Manager of the Marine Container Business with Carrier Transicold, and from September 2002 to June 2004 he was the Managing Director of Transport Air Conditioning with Carrier Transicold. Prior to 2002, he also served as Vice President Marketing & Strategy for United Technologies Power Division and in various positions for Carrier. His customer and strategic business experience includes developing and marketing building-integrated products within United Technologies Corporation.
Stephen Rabinowitz, 66, a director since April 2004, serves as ECD’s Chairman of the Board. He was Chairman and Chief Executive Officer of General Cable, Inc., a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the communications, energy and specialty markets, until he retired in 2001. Prior to joining General Cable as President and CEO in 1994, he served as President and CEO of Allied Signal Braking Systems, and before that as President and CEO of General Electric’s Electrical Distribution and Control business. He has also held management positions in manufacturing operations and technology at the General Electric Company and the Ford Motor Company. Mr. Rabinowitz is a member of the Board of Directors of Columbus McKinnon Corp. and serves on its Audit Committee and chairs its Compensation and Succession Committee.
George A. Schreiber, Jr., 61, has been a director since September 2006. He is the President and Chief Executive Officer of Continental Energy Systems LLC, a holding company that invests in regulated public utility companies. Continental Energy Systems’ principal investments include natural gas distribution businesses serving markets in Michigan, Alaska and New Mexico, and an electric distribution company serving various markets in Texas. From September 1999 to March 2004, he was the Chairman, Global Energy Group, at Credit Suisse First Boston, New York.

CORPORATE GOVERNANCE AND BOARD MATTERS
     Board Responsibilities and Structure. The Board oversees, counsels and directs management in serving the long-term interests of the Company and our stockholders. The Board’s responsibilities include:
•	selecting, evaluating and compensating the chief executive officer and overseeing chief executive officer succession planning;

•	providing counsel on and oversight of the selection, evaluation, development and compensation of officers and senior management;

•	reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and significant Company actions;

•	assessing major risks facing the Company, and reviewing options for mitigation; and

•	overseeing processes designed to maintain the integrity and reputation of the Company, including the integrity of the financial statements and compliance with law and ethics.
     The Board and the committees through which it carries out these responsibilities meet throughout the year on a set schedule, hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled sessions for the independent directors to meet without management present.
     The Board annually appoints a Chairman, who is responsible for, among other things, presiding at stockholders and Board meetings. Stephen Rabinowitz, an independent director, was appointed as non-executive Chairman in November 2008.
     Attendance at Board, Committee, and Annual Meeting of Stockholders. The Board held 12 meetings in fiscal 2009. Each director is expected to attend all meetings of the Board and of the committees on which the director serves, as well as the annual meeting of stockholders. In fiscal 2009, all of our directors attended at least 75% of the meetings of the Board and of those committees of which he or she was a member. Each director attended our 2008 Annual Meeting of Stockholders, with the exception of Mr. Ketelhut.
     Determination of Independence of Board Members. The Board has determined that each of Messrs. Avila, Barton, Belden, Frey, Ketelhut, Rabinowitz and Schreiber, and therefore a majority of the directors, are independent in accordance with the Nasdaq listing standards (which are incorporated into the Company’s Corporate Governance Principles). To be considered independent, the Board must determine that a director does not have any direct or indirect material relationships with the Company and meets categorical and other criteria set forth in the Nasdaq listing standards and the Company’s Corporate Governance Principles. In addition, the Board has determined that each member of the Audit Committee qualifies under the additional independence standards for Audit Committee members established by the Securities and Exchange Commission and Nasdaq. Each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee is composed entirely of independent directors.
     Mr. Morelli, due to his employment with the Company, is not an independent director.

     Board Committees and Charters. The Board delegates various responsibilities and authority to different committees of the Board. Committees regularly report to the full Board on their activities and actions. The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategy and Finance Committee. The members of the committees and committee Chairs are recommended by the Corporate Governance and Nominating Committee and then appointed annually by the Board. Each of the committees has the authority to engage legal counsel or other experts, consultants and third-party service providers as it deems appropriate to carry out its responsibilities, including the authority to approve their fees and other retention terms. Each standing committee of the Board has a written charter, which we post in the “Investor Relations–Corporate Governance” section of our website located at www.energyconversiondevices.com. The following table identifies the committee members and number of committee meetings in fiscal 2009.

			Corporate	Strategy
			Governance and	and
Director	Audit	Compensation	Nominating	Finance
Joseph A. Avila	✓			Chair
Alan E. Barton			Chair	✓
Christopher P. Belden	✓			✓
Robert I. Frey		✓	✓
William J. Ketelhut	Chair		✓
Mark D. Morelli				✓
Stephen Rabinowitz, Chairman of the Board		✓
George A. Schreiber, Jr.	✓	Chair
Number of Committee Meetings in Fiscal 2009	5	8	8	9
     Audit Committee. The Audit Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s role includes discussing with management the Company’s processes for managing business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the independent registered public accounting firm engaged to issue audit reports on the financial statements of ECD and for the activities, staffing and structure of the internal audit function. The Audit Committee relies on the expertise and knowledge of management and the Company’s internal and external auditors in carrying out its oversight responsibilities. The specific responsibilities of the Audit Committee’s oversight role are described in detail in “Audit Committee Report” and the Audit Committee’s charter.
     The Board determined that each Audit Committee member has sufficient knowledge in financial, accounting and auditing matters to serve on the Audit Committee. Further, the Board has determined Mr. Ketelhut, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of the rules of the Commission.
     Compensation Committee. The Compensation Committee administers the executive compensation programs of the Company. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Compensation Committee Report,” “Executive Compensation Tables,” and the Compensation Committee’s charter.
     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for (1) identifying individuals qualified to become Board members; (2) recommending to the Board director nominees for election at each annual meeting of stockholders and for appointment to fill any vacancies; and (3) developing and implementing the Company’s corporate governance principles. The specific responsibilities and functions of the Corporate Governance and Nominating Committee can be found in the Corporate Governance and Nominating Committee charter. See “Nominating Directors” for further information on the director nomination process.
     Strategy and Finance Committee. The Strategy and Finance Committee assists the Board in fulfilling its responsibilities in connection with the strategic and financial affairs of the Company. Key responsibilities include approving the Company’s overall business strategy and overseeing its implementation, recommending to the Board an appropriate set of performance objectives and criteria for consideration in establishing overall budgets, performance accountabilities and compensation objectives, and approving and overseeing the Company’s business and financial risk management policies, including capital structure, overall quality of revenue and customer credit. The specific responsibilities and functions of the Strategy and Finance Committee are delineated in the Finance Committee charter.
     Nominating Directors. The Corporate Governance and Nominating Committee historically has re-nominated those incumbent directors who continue to satisfy the Committee’s criteria for Board membership and who the Committee believes will continue to make important contributions to the Board and the Company. In recommending nominees to the Board, the Committee reviews the experience, mix of skills and background, independence and other qualities of a candidate to assure appropriate Board composition after taking into account the current Board members and the specific needs of the Company and the Board. The Board has specified the following minimum qualifications in the Committee’s charter that it believes must be met by nominees to the Board:
•	have the highest personal and professional ethics and integrity and whose values are compatible with the Company’s values;

•	have had experiences and achievements that have given them the ability to exercise good business judgment;

•	can make significant contributions to the Company’s success;

•	have the ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

•	are willing to devote the necessary time to the work of the Board and its Committees;

•	understand and meet their responsibilities to the Company’s stockholders including the duty of care (making informed decisions) and the duty of loyalty (maintaining confidentiality and avoiding conflicts of interest); and

•	have backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs.
     The Corporate Governance and Nominating Committee generally relies on multiple sources for identifying and evaluating new nominees, including referrals from the Board and management and the use of third-party consultants. The Committee does not solicit director nominations from stockholders, but will consider such recommendations with respect to elections to be held at an annual meeting so long as such recommendations are timely made and otherwise in accordance with the Company’s

Bylaws and applicable law. Stockholder recommendations will be evaluated against the same criteria used to evaluate other nominees. The Company did not receive any timely nominations by stockholders for the 2009 Annual Meeting of Stockholders. Stockholder recommendations for nominees to be considered by the Committee should be submitted to the Corporate Secretary at its corporate headquarters. See “Additional Information—Stockholder Proposals for 2010 Annual Meeting” for information on how stockholders can make director nominations for the 2010 Annual Meeting of Stockholders. Written notice of nominations must include (1) as to each nominee, all information required to be disclosed in solicitation of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (2) the name and address of the stockholder giving the notice, (3) a representation that the stockholder is a holder of ECD common stock and intends to appear at the annual meeting to make the nomination, (4) a description of all arrangements or understandings among the stockholder and the nominee, and (5) the written consent of each nominee to serve as a director if so elected.
     Code of Business Conduct. We have adopted a code of business conduct that applies to employees, including our chief executive officer and chief financial officer, and directors. Compliance with the code of business conduct is reaffirmed annually. A copy of our code of business conduct can be found in the “Investor Relations—Corporate Governance” section of our website located at www.energyconversiondevices.com.
     Corporate Governance Principles. The Board’ Corporate Governance Principles, together with the charters of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategy and Finance Committee, provide the framework for the governance of the Company. The Corporate Governance Principles, which include guidelines for determining director independence and qualifications for directors, are available in the “Investor Relations—Corporate Governance” section of our website located at www.energyconversiondevices.com.
     Communicating with Directors. Stockholders may contact any of our directors or our Board as a group by writing to such director or the Board, at the following address: c/o the Corporate Secretary, Energy Conversion Devices, Inc., 2956 Waterview Drive, Rochester Hills, MI 48309. All communications will be received, processed and forwarded to the directors by the Corporate Secretary. If you include return address, the Corporate Secretary will provide a written acknowledgement of your communication upon receipt.
Compensation of Directors
     The Compensation Committee, with support from its independent compensation consultant Exequity, LLP, has the primary responsibility for reviewing and considering adjustments to director compensation and making any recommendations it may have to the Board, which is responsible for approving director compensation. The general policy of the Board and Compensation Committee is that the compensation of non-employee directors should be a mix of cash and equity-based compensation. Compensation paid to the non-employee directors is intended to provide an incentive to continue to serve on the Board and to attract new directors with outstanding qualifications. Directors who are also employed by the Company or any of its subsidiaries do not receive compensation for serving on the Board or any of its Committees.
     In August 2008, Exequity, at the request of the Committee, conducted an analysis of proxy statements and other public disclosures of companies that the Board uses for competitive purposes for determining the competitiveness of both non-employee director and executive officer compensation.

     After reviewing the data from Exequity’s analysis, the Committee, in October 2008, recommended changes to our 2009 non-employee director compensation as follows:
•	Annual retainer of $125,000 paid $40,000 in cash and $85,000 in restricted stock units (RSUs), with the number of RSUs to be based on the 20-day average closing stock price prior to the annual meeting date. The RSUs vest on the last day of the annual term of the director and convert into deferred stock units (DSUs) to be paid out as stock when board service ends.

•	Audit Committee chair annual fee of $10,000, payable quarterly in cash.

•	Compensation Committee chair annual fee of $7,500, payable quarterly in cash.

•	Corporate Governance and Nominating Committee chair annual fee of $5,000, payable quarterly in cash.

•	Strategy and Finance Committee chair annual fee of $7,500, payable quarterly in cash.

•	Non-executive Chairman annual fee of $50,000, payable in cash.
     Directors may elect to convert the cash fees into DSUs. DSUs are immediately vested with the receipt of shares deferred until the director’s board service ends.
     Non-employee directors are eligible to receive stock options under the Company’s stock option plans upon their initial appointment to the Board. They are reimbursed for all expenses incurred in attending Board and committee meetings, including airfare, mileage, parking, transportation and hotel expenses, among others.
Director Compensation Table
     The following table details the total compensation of our non-employee directors in fiscal 2009:

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
Joseph A. Avila	22,562	59,475	23,248	105,285
Alan E. Barton	21,375	40,495	115,068 (4)	176,938
Christopher P. Belden	19,000	58,480	32,527	110,007
Robert I. Frey	19,000	51,885	—	70,885
William J. Ketelhut	23,750	52,487	—	76,237
Stephen Rabinowitz	42,750	57,277	—	100,027
George A. Schreiber	22,562	59,976	16,695	99,233

(1)	In May 2009, in light of the economic downturn, the non-employee directors voluntarily reduced their cash compensation by 10 percent.

(2)	The amounts in this column represent the expense recognized for financial statement reporting purposes in fiscal 2009 in accordance with FAS 123(R) (although estimates for forfeitures related to service-based conditions are disregarded), and therefore may include amounts from restricted stock and restricted stock unit awards granted in and prior to fiscal 2009. For information on valuation assumptions used in the calculation of these amounts, refer to Note 16 in the Notes of Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended June 30, 2009.

The grant-date fair value of the restricted stock units granted to each director in fiscal year 2009 is $65,985, which consists of 2,508 restricted stock units. The grant-date fair value is based on the closing price of our common stock on the Nasdaq on the grant date, which was $26.31 on November 18, 2008.

(3)	The amounts in this column represent the expense recognized for financial statement reporting purposes in fiscal 2009 in accordance with FAS 123(R) (although estimates for forfeitures related to service-based conditions are disregarded), and therefore may include amounts from stock option awards granted in and prior to fiscal 2009. For information on valuation assumptions used in the calculation of these amounts, refer to Note 16 in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended June 30, 2009.

(4)	In accordance with FAS 123(R), the grant-date fair value of each stock option is calculated based upon a Black-Scholes model. Mr. Barton was granted an option to purchase 5,000 shares of ECD common stock on September 1, 2008 in connection with his initial appointment to the Board. The grant-date fair value on September 1, 2008 was $75.17per share. No other director received a stock option grant in fiscal 2009.
Outstanding Equity Awards for Directors at Fiscal Year End 2009
     The following table includes grants of the outstanding stock options, restricted stock awards, and restricted stock units by each director at fiscal year end:

	Stock Awards	Option Awards
Name	(#)	(#)
Joseph A. Avila	5,694	5,000
Alan E. Barton	2,508	5,000
Christopher P. Belden	6,228	5,000
Robert I. Frey	4,420	5,000
William J. Ketelhut	4,521	—
Stephen Rabinowitz	5,325	5,000
George A. Schreiber	5,778	5,000

EXECUTIVE OFFICERS OF THE COMPANY
     As of October 1, 2009, the executive officers of ECD are as follows:

Name	Age	Office	Office Held Since
Mark D. Morelli	45	President, Chief Executive Officer and Director	2007

Ted F. Amyuni	56	Executive Vice President and President, Europe, Middle East and Africa	2009

Joseph P. Conroy	45	Executive Vice President and Senior Vice President, Operations of United Solar Ovonic	2008

Kenneth P. Fox	56	Executive Vice President, President, Americas and Chief Marketing Officer	2009

Gary M. Glandon	50	Executive Vice President and Chief Human Resources Officer	2009

Subhendu Guha	67	Executive Vice President and Chairman of United Solar Ovonic	2007

Jay B. Knoll	46	Executive Vice President, General Counsel and Chief Administrative Officer	2006

Harry W. Zike	54	Executive Vice President and Chief Financial Officer	2008
     Ted F. Amyuni joined the Company in January 2009 as President — Europe, Middle East and Africa (EMEA) and named an Executive Vice President in August 2009. He is responsible for developing the EMEA team and spearheading all commercial activities in the regions. Prior to joining ECD, Mr. Amyuni served in a number of key executive leadership positions at Carrier Corporation (a division of United Technologies Corporation) in the United States, in Europe, and the Middle East. He has over 30 years of global leadership experience in operations and commercial management and has held international management assignments in Europe, Middle East and Africa. He was a member of UTC’s Executive Leadership Group.
     Joseph P. Conroy joined the Company in December 2007 as Vice President of Operations of United Solar Ovonic, and was appointed Senior Vice President of Operations in August 2008. In August 2009, he was named Executive Vice President of Operations. Before coming to ECD, Mr. Conroy had been at American Axle & Manufacturing, Inc. since March 1994. While with American Axle & Manufacturing, Inc., Mr. Conroy served as general manager of the Driveline Americas Division, the company’s largest division, from July 2006 until he joined ECD, general manager of the Metal Formed Products Division from July 2004 to July 2006, and plant manager for the Three Rivers Driveline facility from January 2003 to July 2004.
     Kenneth P. Fox joined the Company in April 2009 as the Company’s Chief Marketing Officer and President — Americas, and was named an Executive Vice President in August 2009. In this role, he is responsible for ECD’s overall Global Marketing, Strategy, Business Development, Government Relations and Product Development functions. Mr. Fox has over 30 years of global experience in developing and leading high growth, profitable businesses. Prior to joining ECD, he served in a number of key executive leadership roles at United Technologies Corporation and most recently was responsible for UTC Power’s Stationary Power Solutions, a business focused on distributed power generation and building efficiency services.
     Gary M. Glandon joined the Company in July 2009 as its Chief Human Resources Officer, and was named an Executive Vice President in August 2009. Mr. Glandon has more than 28 years of leadership experience in Human Resources for high-tech, high-growth companies, including Honeywell International, Tanox (biotechnology) and Gateway. Most recently, he was Chief People Officer for Insight Enterprises, a global technology solutions provider headquartered in Tempe, Arizona.
     Subhendu Guha is Executive Vice President, Photovoltaic Technology of ECD and Chairman of its wholly owned subsidiary, United Solar Ovonic. Dr. Guha joined ECD in 1982. He was named United Solar Ovonic’s President in 2000 and its President and Chief Operating Officer in May 2003, a position he held from 2003 until 2007, when he assumed his current position. Dr. Guha is a world-renowned authority in PV technology, with many years of experience in the development and manufacture of solar panels. He serves on many national and international PV committees, including the Advisory Board of National Center for Photovoltaics, the body responsible for directing and implementing the U.S. Department of Energy’s strategy in PV.
     Jay B. Knoll is Executive Vice President, General Counsel, and Chief Administrative Officer of ECD. Prior to being named Executive Vice President in August 2009, he was Senior Vice President, General Counsel and Chief Administrative Officer, a position he held since October 2007. Mr. Knoll joined the Company in 2006 as Vice President and General Counsel. Prior to joining ECD, Mr. Knoll was Vice President, General Counsel and Corporate Secretary of Collins & Aikman Corporation from November 2002 to September 2005. Collins & Aikman filed for bankruptcy in May 2005. Mr. Knoll has held positions at Lear Corporation, Covisint LLC, Visteon Corporation, and Detroit Diesel Corporation.
     Harry W. Zike joined the Company in July 2008. On September 1, 2008, he was appointed Vice President and Chief Financial Officer. He was named an Executive Vice President in August 2009. Prior to joining ECD, Mr. Zike, since 1989, held several leadership positions in Siemens, including most recently, Executive Vice President, Chief Financial Officer and Director of Siemens VDO Automotive Corporation’s Americas Region and its successor, Continental Automotive Systems, Inc. (February 2006 — January 2008) and Executive Vice President, Chief Financial Officer and Director of Siemens Power Generation, Inc. (October 1998 — January 2006). He also served 13 years with Price Waterhouse.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     The Company continues to transition from a technology development company to a commercially-oriented product manufacturing company. This transition necessitated the recruitment and development of a substantially new senior management team. Contemporaneously, and in support of this transition, the Compensation Committee of the Board conducted a thorough review of the Company’s compensation philosophy and programs. The Committee recognizes that the long-term success of the Company’s commercialization strategy is dependent on the leadership, experience, motivation, execution effectiveness and ingenuity of its executive officers. Therefore, the Committee has taken substantive steps to create a comprehensive compensation program, similar to those utilized by commercially-oriented companies, designed to:
•	attract, retain, and develop key executives critical to the Company’s initiatives;

•	motivate and reward superior performance, consistent with the Company’s Code of Business Conduct;

•	foster individual growth; and

•	align the long-term interests of executives with stockholders.
     In particular, the compensation program in fiscal 2009 consisted of various compensation elements linked to performance-based measures, including an annual cash bonus program and a long-term incentive plan based on specific capacity expansion goals that complemented the stock option and restricted stock unit awards granted in fiscal 2009 based on Company performance in fiscal 2008. The annual and long-term incentive plans are designed to focus our executives on our long-term commercialization strategy and reward them for taking effective steps toward delivering on that strategy.
     During fiscal 2009, the Company revised its business strategy in response to the global credit crunch and economic downturn. In light of the downturn, the Company and Committee also took certain actions relating to executive officer pay such as implementing a salary reduction, paying no bonus for fiscal 2009 performance and revisiting the long-term incentive performance grants implemented in September 2008. All of these compensation actions are described in further detail later in this Compensation Discussion and Analysis.
The Compensation Committee’s Role
     The Committee, composed entirely of independent directors, administers the executive compensation programs of the Company. The Committee’s responsibilities include recommending and overseeing compensation and benefit plans and policies, approving equity grants and otherwise administering share-based plans, and reviewing annually all compensation decisions relating to the Company’s executive officers, including the Chief Executive Officer and the Chief Financial Officer and all other executive officers, including those named in the “Summary Compensation Table” (the named executive officers). The Committee’s charter, which is reviewed at least annually by the Committee and approved by the Board, reflects its responsibilities and is available for review in the “Investor Relations—Corporate Governance” section of the Company’s website at www.energyconversiondevices.com. In fiscal 2009, the Committee held eight meetings.
Process for Determining Compensation for Named Executive Officers
     Management and Other Employees. The Committee works with management to set the agenda for Committee meetings, and the Chief Executive Officer and other members of management are regularly invited to attend such meetings. The Committee meets in executive session as necessary to discuss compensation issues generally outside the presence of management, as well as to review the performance and consider the compensation of the Chief Executive Officer.
     The Committee takes significant direction from the recommendations of the Chief Executive Officer and top HR executive in establishing the compensation for the other named executive officers (and from the Chief Executive Officer alone for the top HR executive), as it believes the Chief Executive Officer, with the support of the HR executive has the best understanding of the overall effectiveness of the management team and each person’s individual contribution to the Company’s performance. For each named executive officer, the Chief Executive Officer provides information to the Committee regarding the individual’s experience, current performance, potential for advancement and other subjective factors. The Committee retains discretion to modify the Chief Executive Officer’s recommendations and reviews such recommendations for their reasonableness based on individual and Company performance as well as market information.
     The Company’s legal advisors, human resources department and corporate finance department also attend Committee meetings upon request and support the Committee in its work pursuant to delegated authority to fulfill various functions in developing and administering the compensation plans and programs.
     Third-Party Consultants. The Committee has the authority to retain and obtain assistance from, and to approve engagement fees and other retention terms of, legal, accounting, compensation or other advisors. In fiscal 2009, the Committee engaged Exequity, LLP, an independent compensation consultant, to provide market information and analyses in connection with the Committee’s review of the Company’s compensation programs and consideration of individual executives’ compensation packages, and in the determination of equity grants made to executive officers and executive candidates. Exequity also assisted the Committee in developing incentive programs and competitive opportunities for fiscal 2009, along with providing market information on compensation changes in light of the challenging economy and sharing executive compensation trends. Exequity participated in eight meetings of the Committee in fiscal 2009.
     The Committee approved the terms of the engagement and determined the responsibilities of Exequity independently from the Company’s management. In carrying out the responsibilities assigned to it by the Committee, Exequity worked with Company management in developing and implementing compensation programs approved by the Committee.
Compensation Philosophy and Objectives
     The Committee’s decisions with respect to compensation for named executive officers and other executives in fiscal 2009 were guided by the following objectives:
•	Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, and designed to support our commercialization, technology development and growth strategies.

•	Our compensation program should be designed to motivate and reward our executives for performance through the use of variable compensation tied to short-, intermediate- and long-term results.

•	Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunity, which we have defined as the 50th percentile of our benchmarking peer group and above the 50th percentile for above target performance.

Executive Compensation Policies and Practices
Benchmarking Group
     In administering the compensation program, the Committee relied on market data provided by its independent consultant and management. We reevaluated and revised our peer group for executive officer compensation benchmarking for fiscal 2009 to more closely align with companies similar in terms of their high growth, global scale, technological complexity, and nature of business involving the conversion of commodity-based materials into highly valued and unique end-products. As a result, for purposes of benchmarking top officer compensation, the Committee reviewed pay data and practices for a group of publicly traded companies consisting of solar companies of similar size to the Company plus similarly sized semiconductor companies with three-year average revenue growth of 15% or more. That group consisted of 26 companies with revenues between $100 million and $1 billion. The following companies were included in that benchmarking peer group:

Anadigics Inc.	First Solar Inc.	Sigma Designs Inc.

Applied Micro Circuits Corp.	Formfactor Inc.	Silicon Image Inc.

Asyst Technologies Inc.	Hittite Microwave Corp.	SIRF Technology Holdings Inc.

Atheros Communications, Inc.	Integrated Device Tech Inc.	Standard Microsystems Corp.

Aviza Technology Inc.	IXYS Corp.	Sunpower Corp.

Diodes Inc.	Microsemi Corp.	Tessera Technologies Inc.

Emcore Corp.	Omnivision Technologies Inc.	Ultra Clean Holdings Inc.

Entegris Inc.	Rudolph Technologies Inc.	Varian Semiconductor

Evergreen Solar Inc.	Semitool Inc.
Target Pay Mix
     The total compensation package for our executive officers consists of base salary, annual bonus, long-term incentives and benefits. In determining both the target level of compensation and the mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders, and our own judgment of where the targets should be established. In making this determination, we reviewed market practice with regard to such components of compensation, with actual pay mix varying based on Company performance. Market practices will continue to be monitored as one reference point as we make decisions regarding target pay mix. However, we will also continue to make strategic decisions based on our unique business objectives, which may differ from comparator company practices.
     In recent years, we have moved to strengthen our pay-for-performance orientation with a higher proportion of compensation provided through variable pay. We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance; and it better reflects competitive market practice allowing us to attract and retain talented executives.
Factors Considered in Making Compensation Decisions
     Actual compensation levels are a function of Company performance as described under each specific compensation element below. When making pay decisions, the Committee considers the competitiveness of individual elements of compensation as well as the aggregate sum of base salary, annual incentives and the fair value of long-term incentives (determined at grant) for an executive officer. The Committee may also consider salary increase history, past bonus awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual Incentive Program and Long-Term Incentive Program, initial award amounts are determined based on our judgment after reviewing compensation information for our benchmarking peer group. The Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance does not receive at least a “satisfactory” rating during his or her annual performance evaluation. Final decisions on any major element of compensation, as well as total compensation for executive officers except the Chief Executive Officer, are made by the Committee, and by the Board, on recommendation by the Committee for the Chief Executive Officer. As a general matter, our compensation program treats all of the named executive officers similarly.
Components of Compensation
     The following table shows the full-year target values of our fiscal 2009 year-end base salaries, and annual bonus and long-term incentive target pay opportunities for our named executive officers. The Committee reviewed the individual annual incentive and long-term incentive targets for fiscal 2009 and increased the target opportunities for the named executive officers to better align with competitive incentive opportunities provided relative to the benchmarking peer group.
Fiscal 2009 Target Pay Opportunity

		Annual Bonus Target	Long-Term Incentive
	Base Salary	Opportunity	Target Opportunity
Executive Officer[1]	at FYE 2009[2]	(% of Base Salary)[3]	(% of Base Salary)[3]
Mark D. Morelli President and Chief Executive Officer	$485,000	85%	200%

Harry W. Zike Executive Vice President and Chief Financial Officer	$320,000	60%	100%

Subhendu Guha, Ph.D. Executive Vice President, Photovoltaic Technology Chairman, United Solar Ovonic	$322,400	60%	100%

Jay B. Knoll Executive Vice President, General Counsel and Chief Administrative Officer	$319,000	60%	100%

Joseph P. Conroy Executive Vice President, Operations	$275,000	60%	100%

(1)	Does not include Sanjeev Kumar, the Company’s former Vice President and Chief Financial Officer, who left the Company effective August 31, 2008. At the time of his resignation, his annual salary rate was $300,000, he was eligible for up to $175,000 under the Annual Incentive Plan for fiscal year 2009, and he was not eligible for long-term incentives in fiscal year 2009. For further information, see “Fiscal 2009 Personnel Events — Resignation of Sanjeev Kumar.”

(2)	The amounts shown in the table are the annual base salary prior to a 10% reduction, effective May 24, 2009, in light of the economic downturn.

(3)	While the above chart shows the annual cash bonus and long-term incentive target opportunities, the actual amounts paid differed as described in the sections entitled “Components of Compensation — Annual Cash Bonus and Long-Term Incentives.”

Base Salary
     The Committee believes that base salary is a significant factor in attracting and retaining key employees and also serves to preserve an employee’s commitment to the Company during any downturns. The Committee also believes that base salary should be commensurate with a named executive officer’s scope of responsibilities, demonstrated leadership abilities, management experience and effectiveness and potential for advancement. Accordingly, the Committee intends to review base salaries of named executive officers on an annual basis, as well as at the time of a promotion or other significant change in responsibilities.
     Fiscal 2009 year-end base salaries for our named executive officers are shown in the table above. Effective May 24, 2009, the base salary of the named executives was reduced by 10 percent in light of the economic downturn.
Annual Cash Bonus
     The Committee believes that the Company’s annual cash incentive program (the “Annual Incentive Program”) provides a meaningful reward for the achievement of significant short-term Company performance, while assisting the Company in attracting, motivating, and retaining employees. At the beginning of fiscal 2009, the Committee established that performance should be measured based on a combination of financial performance at the corporate and division levels, as well as individual performance. The weighting of financial and individual performance was equal, with 50% on each component; however, no annual bonus pool would be established unless a minimum level of corporate consolidated adjusted operating income was achieved. The annual incentive for the Chief Executive Officer was based on financial performance only.
     The financial performance metrics for FY2009 were adjusted operating income and adjusted cash flow from operations, two measures that the Committee believes closely correlate with the Company’s stated goal of timely achieving sustainable profitability. Adjusted operating income excluded net interest expense and planned restructuring costs. Adjusted cash flow from operations was based on the adjusted operating income as discussed above. The Committee established specific performance goals around these measures, with individual target awards subject to adjustment based on actual financial performance as follows:

Actual Financial Performance	Percentage of Individual Target Award
Maximum Performance Level (or higher)	200%
Stretch Target Performance Level	150%
Target Performance Level	100%
Threshold Performance Level	50%
Below Threshold Performance Level	0%
     The fiscal 2009 target bonus for executive officers was 60% of their respective base salary, other than Mr. Morelli whose fiscal 2009 target bonus was 85% of his base salary. These target figures were set by the Committee after discussions with management and the Committee’s consultant, which included a review of data from the benchmarking peer group.
     Upon completion of fiscal 2009, the Committee reviewed actual performance and, since the adjusted operating income threshold of $68.1 million was not achieved, no annual incentive payouts were made.

Long-Term Incentives
     Awards of Stock Options and RSUs for Fiscal 2008
     As described in last year’s Compensation Discussion and Analysis, at the beginning of fiscal 2008 the Committee began considering annual equity award opportunities that would be provided to executive officers and certain other management-level employees under the 2006 Stock Incentive Plan based on performance in fiscal 2008. The grants were at the Committee’s discretion, but were to be based upon Company performance. The Committee believes that such equity awards will motivate executives and other eligible employees to focus on, and reward the achievement of, the Company’s long-term business goals and strategies and thereby increase shareholder value. Equity awards also are intended to assist the Company in retaining a high quality management team through the use of long-term vesting requirements. In fiscal 2009, based on the Committee’s assessment of the significant performance delivered during fiscal 2008, the Committee awarded the annual equity grants specified below to our named executive officers which represented 150% of the long-term incentive target opportunity as follows:

Executive Officer	Date	Stock Options	Restricted Stock Units
Mark D. Morelli	8/26/08	7,600	4,690
Jay B. Knoll	8/26/08	4,000	2,470
Subhendu Guha	8/26/08	2,860	1,760
Joseph P. Conroy	8/26/08	1,430	880
     Awards of Performance-Based RSUs for Fiscal 2009 and 2010
     At the beginning of fiscal 2009, the Committee considered an approach to equity compensation for both fiscal 2009 and fiscal 2010 in support of the nameplate capacity expansion goals that were communicated to the marketplace during 2008. The Committee believes that awarding performance-based equity awards to executive officers and certain other key employees serves as a powerful tool that motivates such individuals to generate long-term returns for the Company’s stockholders.
     Accordingly, the Committee awarded performance-based restricted stock units (RSUs) to the Company’s executive officers based on nameplate capacity expansion goals to be achieved by the end of fiscal 2010 and the end of fiscal 2012, along with associated gross margin goals. These awards were denominated in shares of common stock and were to vest upon the achievement of performance conditions set by the Committee. Similar to the annual bonus plan, if the target performance goals were met, then 100% of the target shares were to vest. If maximum goals were met, 200% of the target shares were to vest; and, conversely, if threshold goals were met, 50% of the target shares were to vest. If performance was below the threshold goals, then no shares were to be earned. Generally, an executive officer must remain employed by the Company through the end of a performance cycle in order to receive restricted stock units upon vesting.
     As a result of the global credit crunch and economic downturn that began unfolding during fiscal 2009, the Company revised its strategy and slowed its timetable for production expansion in response to the Company’s dramatically changing business environment. Consequently, the Compensation Committee determined that the capacity expansion goals in the performance-based RSUs were inconsistent with the revised business strategy. After significant deliberation, the Committee plans to pursue a revised two-prong approach to equity-based compensation for fiscal 2010 emphasizing performance, retention, and shareholder alignment. Given the difficulty in setting multi-year goals in today’s volatile business climate, the Committee plans to grant performance-based RSUs based on adjusted operating income in fiscal 2010 that will represent approximately 50 percent of the fiscal 2010 grant. The remaining 50 percent of the fiscal 2010 grant is expected to be granted as time-based RSUs that will vest after three years. Taking into account the Company’s decline in stock price, the combination of these two types of awards will approximate a level 30 percent below the Company’s annual market-based long-term incentive award guidelines. For example, the annual long-term incentive target for the Chief Executive Officer is 200% of salary, so the combination of these two types of awards will approximate 140% of salary.
     Given the new fiscal 2010 grants and the revised business strategy, the Committee has decided that the best approach to making fiscal 2010 time-based RSU grants is in part through the modification of the performance-based RSUs granted in September 2008 and based on capacity expansion goals. In essence, to the extent possible under Internal Revenue Code Section 409A, the time-based RSUs for fiscal 2010 will be granted by modifying the prior RSUs based on capacity expansion and converting the awards into time-based awards that vest at the end of three years. The combination of (1) converted, time-based RSUs and (2) performance RSUs based on 2010 operating income will achieve the Committee’s objectives of delivering grant values at a 30 percent discount to market and using incentive vehicles that balance the focus on performance and retention in these challenging times. The Committee is also considering the adoption of a stock ownership policy.
     Special Equity Awards
     As described in the Compensation Discussion and Analysis last year, in fiscal 2009, the Committee awarded a special equity grant (not related to our annual grant program) of 5,000 restricted shares to Mr. Knoll in relation to the executive’s agreement to opt out of his prior severance agreement at our request and be covered by our Executive Severance Plan which included restrictive covenants.
Perquisites and Other Personal Benefits
     The Committee believes that limited perquisites and other personal benefits may be appropriate to attract and retain employees for key positions and to increase workplace efficiency. Historically, these benefits have generally been limited to relocation and similar transition costs and have made up a very small percentage of total compensation for the named executive officers. The Committee has not made any adjustments to these benefits for the named executive officers for fiscal 2009.
     The Company also provides benefits such as medical, dental, and disability coverage, paid vacation and term-life insurance to each employee in a non-discriminatory manner. The named executive officers receive benefits on the same terms and conditions as are generally available to all employees.
Post-Employment Benefits
     The Committee believes that termination benefits serve to enhance our ability to attract and retain talented executive officers and ensure the continued dedication of such employees. In particular, such termination benefits diminish the inevitable distraction of employees caused by personal uncertainties and risk of job loss.
     The Committee approved the Executive Severance Plan pursuant to which certain management-level employees will be eligible to receive severance benefits in connection with the Company’s termination of their employment without “cause” or the employee’s termination of employment for “good reason.” A termination is for “cause” if it relates to willful and continual failure after notice to substantially perform the duties of employment (other than resulting from illness), any other breach resulting in material harm to the Company, conviction of a felony, or fraud or embezzlement, or a material violation of our Code of Business Conduct. A termination by the employee is for “good reason” if it relates to a material reduction in base pay, a material diminution in authorities, duties, or responsibilities, or a material change in office location, with an exception for across-the-board changes unless such changes occur within one year before or after a change in control. An employee must provide written notice of termination for good reason within 90 days following the initial existence of the qualifying condition, and the Company has a right to cure such condition within 30 days of notice. All executive officers participate in the Executive Severance Plan.
     Under the Executive Severance Plan, participants will receive: (1) a base salary equal to the highest amount in the 180 days prior to such termination, for the severance coverage period specified in the participation agreement; (2) a pro-rata portion of the target annual incentive award under the Annual Incentive Program; (3) an additional cash bonus payment based on the severance coverage period and the most recent target annual incentive award; (4) subsidized medical and dental benefits for the severance coverage period, but for no more than 18 months; and (5) outplacement services for the severance coverage period, but for no more than 18 months. The severance coverage period for the executive officers, other than the Chief Executive Officer, is one year. Mr. Morelli’s severance coverage period, as modified by his employment arrangement, is two years if termination occurs prior to a change in control and three years if termination occurs following a change in control. In addition, all unvested awards of stock options, stock appreciation rights, restricted stock, and restricted stock units will vest effective upon the termination date and, for stock options and stock appreciation rights, be exercisable for six months after the termination date, unless otherwise specified in the award (but no later than the 10th anniversary of the grant date). Unvested awards of performance-based restricted stock units will vest on a pro-rated basis at the end of the performance cycle based on the portion of the performance period employed and the actual performance through the full performance cycle.
     Further, in the event of a termination in connection with a change in control, the Company will provide each participant with a full excise tax gross-up (including, without limitation, any interest or penalties imposed with respect to such taxes) on the above benefits in the event such benefits exceed 310% of the base amount determined under Section 280G of the Code. The gross-up payment generally will be paid (to the extent not required to be withheld) in a lump sum on the fifth day before the due date of such excise taxes. If the participant’s benefits are above 300% and equal to or less than 310% of the base amount, the benefits under the plan will be reduced by the smallest amount necessary to ensure that the benefits are not subject to excise taxes. See “—Tax and Accounting Implications—Change in Control Payments” for further information.
     In order to receive benefits under the Executive Severance Plan, participants must agree to non-competition, non-solicitation, non-disparagement and confidentiality provisions, as well as provide a full waiver and release of any potential employment-related claims (excluding claims under the Executive Severance Plan or any employee benefit plan sponsored by the Company). If a participant violates any of such provisions, the Company will not be required to pay any further amounts under the plan and the participant must repay all amounts previously paid under the plan.

Fiscal 2009 Personnel Events
     Hiring of Harry W. Zike as Vice President and Chief Financial Officer. The Company hired Harry W. Zike on July 21, 2008 and appointed him as Vice President and Chief Financial Officer, effective September 1, 2008. Mr. Zike’s contract provides that he initially receive a base salary of $320,000 per year and be eligible to participate in the Company’s annual incentive and long-term incentive plans. Upon joining the Company, Mr. Zike received a signing bonus of $15,000 and was granted stock options to purchase 10,000 shares of common stock under the Company’s 2006 Stock Incentive Plan. The exercise price for the stock options is $67.68, which was the closing price for the Company’s common stock on the date of grant. The stock options expire on June 30, 2018 and vest over four years, with 0 options vesting on July 21, 2009, 3,333 options vesting on each of July 21, 2010 and 2011, and 3,334 options vesting on July 21, 2012, provided that Mr. Zike remains in the Company’s employ as of the vesting date. In connection with his employment, Mr. Zike became a participant in the Company’s Executive Severance Plan.
     Resignation of Sanjeev Kumar. Sanjeev Kumar resigned as the Company’s Vice President and Chief Financial Officer, effective August 31, 2008. In connection with Mr. Kumar’s departure from the Company, Mr. Kumar and the Company entered into an agreement captioned Revised Separation Agreement and Complete Release of Liability (“Separation Agreement”). The Separation Agreement provides that Mr. Kumar will receive 52 weeks of base pay totaling $300,000, an Annual Incentive Plan (“AIP”) payment for the fiscal year ended June 30, 2008 totaling $225,000, and remain eligible to receive his 2009 and 2010 AIP awards when paid to other participants in a total amount of $175,000, and continuation of the Company’s portion of premiums for Mr. Kumar’s medical and dental insurance under the Company’s group plans. Mr. Kumar will also receive payment in lieu of accrued and unused vacation, and certain other employee benefits as well as outplacement services provided through no later than December 31, 2009. In consideration for the revised severance benefits under the Separation Agreement, Mr. Kumar releases all claims against the Company and its subsidiaries and affiliates and acknowledges that he is subject to confidentiality and non-disparagement obligations, a 12-month non-solicitation obligation, and a 6-month non-competition obligation.
Timing and Pricing of Share-Based Grants
     In fiscal 2009, the Committee made its first regular annual share-based grants in connection with its restructured compensation philosophy. After reviewing fiscal 2008 Company performance, the Committee approved these grants totaling 47,670 shares in stock options and 29,410 shares in restricted stock units. The Committee has established in advance a calendar date or Committee meeting date at which it will approve annual grants, which is the August meeting of the Committee.
     In accordance with the Company’s 2006 Stock Incentive Plan, the exercise price of each stock option is the closing price of the Company’s common stock on the date approved by the Committee to be the grant date (which date will not be earlier than the date the Committee approved such grant). The Committee is prohibited from repricing stock options, both directly (by lowering the exercise price) and indirectly (by canceling an outstanding option and granting a replacement stock option with a lower exercise price), without stockholder approval.
Policy Regarding Retroactive Adjustment
     If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board intends to take action to remedy the misconduct, prevent its recurrence, and impose appropriate discipline on the wrongdoers. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiation of an action for breach of fiduciary duty, and/or (3) if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.
     The Committee-approved forms of the Company’s stock option, restricted stock, restricted stock unit, and performance-based restricted stock unit award agreements provide for the recoupment of a portion of share-based compensation paid to executive officers, plus interest, upon the restatement of financial results if such were to occur. In order to recoup such funds, the gain on the award must be at least in part attributable to the achievement of certain financial results that were subsequently the subject of restatement, the person engaged in fraud or intentional misconduct that is a substantial contributing cause to the need for such restatement and the gain based upon the restated results must be lower than the gain based on the reported results. The terms of the recoupment provision shall apply to award grants in fiscal 2008 and 2009 and thereafter unless such forms are subsequently modified. The Annual Incentive Program includes a comparable recoupment provision, and the Committee currently intends to include similar recoupment provisions in its compensation plans, programs and agreements in the future.
Tax and Accounting Implications
Deductibility of Executive Compensation
     The Committee has reviewed the Company’s compensation programs and policies in light of Section 162(m) of the Code, which states that annual compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the three other highest compensated executive officers is not deductible by the Company for federal income tax purposes, subject to specified exemptions (the most significant of which is certain performance-based compensation). Amounts payable under the Annual Incentive Program, approved by the stockholders at the 2007 Annual Meeting of Stockholders, may qualify as performance-based compensation in accordance with Section 162(m). Share-based awards granted under the 2006 Stock Incentive Plan also may qualify as performance-based compensation. To maintain flexibility in compensating the Company’s executive officers to meet a variety of objectives, the Committee does not have a policy that all executive compensation must be tax-deductible. The Committee intends to continue to review the application of Section 162(m) with respect to any future compensation arrangements considered by the Company.
Nonqualified Deferred Compensation
     Section 409A of the Code generally provides that, unless certain requirements are met, amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income to the extent such deferred compensation is not subject to a substantial risk of forfeiture. These amounts would also be subject to income and payroll withholding tax penalties and interest to the extent such taxes were not timely paid or withheld.
     The Company believes that all of its employment and severance arrangements and benefit plans meet the requirements of Section 409A to allow for deferral without immediate taxation, penalty or interest.
Accounting for Stock-Based Compensation
     Effective July 1, 2005, the Company adopted FAS 123(R), “Share-Based Payment,” which requires all share-based compensation to be recognized as an expense in the Company’s financial statements over the requisite service period based on the grant-date fair value of the award. See Note 4 of the Summary Compensation Table for further information.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) in this proxy statement with management, including the Chief Executive Officer. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009 and the Proxy Statement for the 2009 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

George A. Schreiber, Jr., Chair
Robert I. Frey
Stephen Rabinowitz
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     None of the members of the Compensation Committee is or has been an officer or an employee of the Company. In addition, during fiscal 2009, none of the Company’s executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Company’s Compensation Committee.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
     The table below lists the total compensation of our named executive officers in fiscal years 2009, 2008 and 2007.

							Non-Equity
							Incentive Plan		All Other
Name and		Salary	Bonus		Stock Awards	Option Awards	Compensation		Compensation		Total
Principal Position	Year(1)	($)(2)	($)		($)(3)	($)(4)	($)(5)		($)		($)
Mark D. Morelli	2009	476,916	—		869,924	745,323	—		32,717	(7)	2,124,880
President and Chief Executive Officer(6)	2008	389,430	400,000	(8)	992,192	595,186	138,100	(8)	105,419	(9)	2,620,327
	2007	—	—		—	—	—		—		—

Harry W. Zike	2009	286,769	15,000	(11)	147,958	147,261	—		985	(12)	597,973
Executive Vice President and Chief Financial Officer(10)	2008	—	—		—	—	—		—		—
	2007	—	—		—	—	—		—		—

Jay B. Knoll	2009	313,193	—		366,796	98,205	—		9,200	(12)	787,394
Executive Vice President, General Counsel and Chief	2008	294,529	—		59,976	31,360	221,000		—		606,865
Administrative Officer	2007	275,017	100,000		9,668	82,183	—		—		466,869

Joseph P. Conroy	2009	262,786	—		264,189	160,210	—		9,000	(12)	696,185
Executive Vice President, Operations	2008	124,995	50,000		61,132	99,958	74,997		9,000	(12)	420,082
	2007	—	—		—	—	—		—		—

Subhendu Guha	2009	313,433	—		273,194	57,874	—		9,000	(12)	653,501
Executive Vice President, Photovoltaic	2008	296,154	—		11,550	882	177,700		30,642	(13)	516,928
Technology	2007	278,576	54,158		—	15,310	—		10,134		358,178

Sanjeev Kumar	2009	57,696	—		109,956	73,834	—		278,969	(14)	520,455
Former Vice President and Chief Financial	2008	300,019	—		59,976	94,081	225,000		9,462		688,538
Officer(14)	2007	300,019	120,000		9,668	246,548	—		40,852		717,087

(1)	Fiscal Year: July 1 – June 30.

(2)	Effective May 24, 2009, the base salary of the named executive officers was reduced by 10 percent in light of the economic downturn.

(3)	The awards in this column reflect restricted stock awards and units granted under the 2006 Stock Incentive Plan. Holders of restricted stock awards have voting and dividend rights during the restricted period.

The amounts in this column represent the expense recognized for financial statement reporting purposes in fiscal 2009 in accordance with FAS 123(R) and, therefore, includes amounts for awards granted in and prior to fiscal 2009. The expense for each restricted stock award is based on the closing price of ECD common stock on the date of grant and the applicable vesting schedule.

(4)	The amounts in this column represent the expense recognized for financial statement reporting purposes in fiscal 2009 in accordance with FAS 123(R) (although estimates for forfeitures related to service-based conditions are disregarded) and, therefore, include amounts for stock options granted in and prior to fiscal

2009. For information on valuation assumptions used in the calculation of options granted in fiscal 2009, refer to Note 16 in the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

(5)	The amounts shown reflect awards earned by certain named executives under the Annual Incentive Plan in fiscal year 2008 (see “Compensation Discussion and Analysis – Components of Compensation – Annual Cash Bonus” for further information).

(6)	Mr. Morelli was appointed ECD’s President and Chief Executive Officer effective September 1, 2007.

(7)	The amount shown represents $23,517 in moving expenses paid by the Company under its executive relocation assistance program and $9,200 of matching contribution under the Company’s 401(k) plan during calendar 2008.

(8)	The amount shown reflects $100,000 signing bonus and $300,000 which was guaranteed under the Company’s Annual Incentive Plan pursuant to the terms of the offer letter between Mr. Morelli and the Company. The actual amount earned under the Company’s Annual Incentive Plan was $438,100.

(9)	The amount shown represents $101,711 in relocation expenses paid by the Company under its executive relocation assistance program and $3,708 of matching contribution under the Company’s 401(k) plan during fiscal 2007.

(10)	Mr. Zike joined the Company in July 1007 and was named Chief Financial Officer effective September 1, 2008.

(11)	The amount shown represents a signing bonus.

(12)	The amount shown represents matching contribution under the Company’s 401(k) plan during calendar year 2008.

(13)	The amount shown includes $11,923 in unused vacation payout, $10,373 in matching contribution under the Company’s 401(k) plan during fiscal year 2008 and $8,346 in unused sick-day payout. In calendar year 2008, the Company notified employees that it is eliminating the practice of cash payouts related to unused vacation and sick days to active employees.

(14)	Mr. Kumar left the Company effective August 31, 2008. The amount shown includes $242,307 in severance payments, $15,000 in connection with outplacement services, matching contribution under the Company’s 401(k) plan during calendar 2008, and payments in lieu of certain employee benefits. (For additional information, see Fiscal 2009 Personnel Events – Resignation of Sanjeev Kumar in the Compensation Discussion and Analysis.)

Grants of Plan-Based Awards in Fiscal 2009
     The following table presents information on plan-based awards granted to the named executive officers in fiscal 2009.

									All Other		All Other			Grant Date
			Estimated Future Payouts Under			Estimated Future Payouts Under			Awards:		Awards:		Exercise	Fair Value
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Number of		Number of		Price of	of Stock
									Shares of		Securities		Option	and Option
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or		Underlying		Awards	Awards
Name	Award Type	Date	($)	($)	($)	(#)	(#)	(#)	Units		Options		($/Sh)	($)
Mark D.Morelli	Annual Incentive		206,125	412,250	824,500
	Stock Options	8/26/2008									7,600	(1)	76.74	362,791
	Restricted Stock Units	8/26/2008							4,690	(2)				359,910
	Perf. Restricted Stock Units (3)	9/30/2008				4,655	9,310	18,620						1,084,615
	Perf. Restricted Stock Units (4)	9/30/2008				9,315	18,630	37,260						2,170,395

Harry W. Zike	Annual Incentive		96,000	192,000	384,000
	Stock Options	7/21/2008									10,000	(5)	67.68	438,255
	Perf. Restricted Stock Units (3)	9/30/2008				1,535	3,070	6,140						357,655
	Perf. Restricted Stock Units (4)	9/30/2008				3,075	6,150	12,300						716,475

Jay B.Knoll	Annual Incentive		95,700	191,400	382,800
	Restricted Stock	7/18/2008							5,000	(6)				335,100
	Stock Options	8/26/2008									4,000	(1)	76.74	190,942
	Restricted Stock Units	8/26/2008							2,470	(2)				189,547
	Perf. Restricted Stock Units (3)	9/30/2008				1,530	3,060	6,120						356,490
	Perf. Restricted Stock Units (4)	9/30/2008				3,065	6,130	12,260						714,145

										All Other		All Other			Grant Date
			Estimated Future Payouts Under				Estimated Future Payouts Under			Awards:		Awards:		Exercise	Fair Value
			Non-Equity Incentive Plan Awards				Equity Incentive Plan Awards			Number of		Number of		Price of	of Stock
										Shares of		Securities		Option	and Option
		Grant	Threshold	Target	Maximum		Threshold	Target	Maximum	Stock or		Underlying		Awards	Awards
Name	Award Type	Date	($)	($)	($)		(#)	(#)	(#)	Units		Options		($/Sh)	($)
Joseph P. Conroy	Annual Incentive		82,500	165,000	330,000
	Stock Options	8/26/2008										1,430	(1)	76.74	68,256
	Restricted Stock Units	8/26/2008								880	(2)				67,531
	Perf. Restricted Stock Units (3)	9/30/2008					1,320	2,640	5,280						307,560
	Perf. Restricted Stock Units (4)	9/30/2008					2,640	5,280	10,560						615,120

Subhendu Guha	Annual Incentive		96,720	193,440	386,880
	Stock Options	8/26/2008										2,860	(1)	76.74	136,524
	Restricted Stock Units	8/26/2008								1,760	(2)				135,062
	Perf. Restricted Stock Units (3)	9/30/2008					1,550	3,100	6,200						361,150
	Perf. Restricted Stock Units (4)	9/30/2008					3,095	6,190	12,380						721,135

Sanjeev Kumar					175,000	(7)

(1)	The amount consists of stock options granted based on performance during fiscal year 2008 as described in the Compensation Discussion and Analysis under the heading “Long-term Incentives-Awards of Stock Options and RSUs for Fiscal 2008.” The stock options generally vest over four years with 25% vesting one year after grant and 25% each year thereafter. The grant-date fair value of each option is calculated in accordance with FAS 123(R) as presented in our audited financial statements contained in our Annual Report on Form 10-K. The actual value the named executive officer receives will likely vary from the grant-date fair value.

(2)	The amount consists of restricted stock units (RSUs) granted based on performance during fiscal year 2008 as described in the Compensation Discussion and Analysis under the heading “Long-term Incentives-Awards of Stock Options and RSUs for Fiscal 2008.” The RSUs settle on a one-for-one basis in shares of ECD common stock and generally vest on August 26, 2011. The grant-date fair value of each RSU is calculated in accordance with FAS 123(R) and is equal to the closing price of ECD common stock on Nasdaq on the grant date, which was $76.74. The actual value the named executive officer receives will depend on the price of our common stock when the shares vest.

(3)	Performance-based restricted stock units were granted for fiscal year 2009 as described in the Compensation Discussion and Analysis under the heading “Long-term Incentives-Awards of Performance-Based RSUs for Fiscal 2009 and 2010.” The grant-date fair value of each Performance-based RSU is calculated in accordance with the SEC’s new interpretation released May 29, 2009 requiring disclosure at the maximum payout level. As further described in the Compensation Discussion and Analysis, these awards were modified after fiscal year end.

(4)	Performance-based restricted stock units were granted for fiscal year 2010 as described in the Compensation Discussion and Analysis under the heading “Long-term Incentives-Awards of Performance-Based RSUs for Fiscal 2009 and 2010. “The grant-date fair value of each Performance-based RSU is calculated in accordance with the SEC’s new interpretation released May 29, 2009 requiring disclosure at the maximum payout level. As further described in the Compensation Discussion and Analysis, these awards were modified after fiscal year end.

(5)	The stock option was granted to Mr. Zike upon his joining ECD and shall vest and be exercisable in four annual installments of 0%, 33-1/3%, 33-1/3%, 33-1/3% beginning on the first anniversary of the grant date. The grant-date fair value is calculated in accordance with FAS 123(R) as presented in our audited financial statements contained in our Annual Report on Form 10-K.

(6)	On July 14, 2008, the Compensation Committee approved the grant of 5,000 restricted stock awards to Mr. Knoll upon his signing a severance agreement pursuant to the Company’s Executive Severance Plan. Mr. Knoll signed the severance agreement, which contains certain restrictive covenants, on July 18, 2008. The grant-date fair value of each restricted stock award is calculated in accordance with FAS 123(R) and is equal to the closing price of ECD common stock on Nasdaq on the grant date, which was $67.02.

(7)	Mr. Kumar, the Company’s former Vice President and Chief Financial Officer, left the Company effective August 31, 2008. Under the terms of his separation agreement, Mr. Kumar will be eligible to receive his 2009 and 2010 AIP in the total amount of $175,000. (See “Fiscal Year 2009 Personnel Event — Resignation of Sanjeev Kumar” in the Compensation Discussion and Analysis for further information.)
Summary of Material Terms of Executive Employment Arrangements
     The named executive officers are all participants in the Company’s Executive Severance Plan as described above in the Compensation Discussion and Analysis section entitled “Post-Employment Benefits.” In addition, in connection with his employment with the Company, Mr. Zike entered into an offer letter of employment as summarized in the Compensation Discussion and Analysis section under “Fiscal 2009 Personnel Events.”

Outstanding Equity Awards at June 30, 2009
     The following table provides information on the current holdings of stock options and stock awards by the named executive officers as of June 30, 2009.

	Option Awards				Stock Awards
					Number of		Market Value
	Number of	Number of			Shares or		of Shares or
	Securities	Securities			Units of		Units of
	Underlying	Underlying	Option		Stock that		Stock that
	Unexercised	Unexercised	Exercise	Option	Have Not		Have Not
	Options	Options	Price	Expiration	Vested		Vested
Name	(#) Exercisable	(#) Unexercisable	($)	Date	(#)		($)(1)
Mark D. Morelli	30,000	45,000	25.91	9/1/2017	30,000	(2)	424,500
	3,600	5,400	73.64	6/30/2018	2,500	(3)	35,375
	—	7,600	76.74	8/26/2018	4,690	(4)	66,363
					9,310	(5)	131,736
					18,630	(6)	263,614

Harry W. Zike	—	10,000	67.68	7/21/2018	3,070	(5)	43,440
					6,150	(6)	87,022

Jay B. Knoll	4,000	1,000	42.60	6/5/2016	5,000	(7)	70,750
	—	4,000	76.74	8/26/2018	5,000	(8)	70,750
					2,470	(4)	34,950
					3,060	(5)	43,299
					6,130	(6)	86,739

Joseph P. Conroy	6,000	9,000	35.45	12/24/2017	10,000	(9)	141,500
	—	1,430	76.74	8/26/2018	880	(4)	12,452
					2,640	(5)	37,356
					5,280	(6)	74,712

Subhendu Guha	2,500	—	10.40	11/8/2012	5,000	(10)	70,750
	6,000	—	16.75	1/26/2015	1,760	(4)	24,904
	—	2,860	76.74	8/26/2018	3,100	(5)	43,865
					6,190	(6)	87,588

Sanjeev Kumar	12,000	—	42.60	8/31/2009	—		—

(1)	Based upon the closing price of ECD common stock on Nasdaq on June 30, 2009, the last trading day of fiscal 2009, which was $14.15.

(2)	The restricted stock awards were granted on September 1, 2007 and will vest in full on September 1, 2010, subject to continued employment.

(3)	The restricted stock units were granted on June 30, 2008 and will vest on June 30, 2011, subject to continued employment.

(4)	The restricted stock units were granted on August 26, 2008 and will vest on August 26, 2011.

(5)	The performance-based restricted stock units were granted on September 30, 2008 and were to vest on June 30, 2010 if performance conditions were achieved as described in the Compensation Discussion and Analysis under the heading “Long-Term Incentives - Awards of Performance-Based RSUs for Fiscal 2009 and 2010.”

(6)	The performance-based restricted stock units were granted on September 30, 2008 and were to vest on June 30, 2012 if performance conditions were achieved as described in the Compensation Discussion and Analysis under the heading “Long-Term Incentives - Awards of Performance-Based RSUs for Fiscal 2009 and 2010.”

(7)	The restricted stock awards were granted on May 2, 2007 and will vest in full on May 2, 2010, subject to continued employment.

(8)	The restricted stock awards were granted on July 18, 2008 and will vest in full on July 18, 2011, subject to continued employment.

(9)	The restricted stock awards were granted on December 24, 2007 and will vest in full on December 24, 2010, subject to continued employment.

(10)	The restricted stock awards were granted on May12, 2008 and will vest in full on May 12, 2011, subject to continued employment.
Option Exercises and Stock Vested in Fiscal 2009
     The following table provides information on stock option exercises by and the vesting of stock awards of the named executive officers during fiscal 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
Sanjeev Kumar	3,000	64,424	5,000	109,650

(1)	The value realized excludes withholding taxes.

(2)	The value realized on vesting is based on the market price of $21.93 per share on February 28, 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     The following section describes potential payments and benefits to the named executive officers under the Company’s compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company as of June 30, 2009.
     In addition, certain of the Company’s benefit plans and arrangements contain provisions regarding acceleration of vesting and payment upon specified termination events. See “—Company Share-Based Plans” below.
Company Share-Based Plans
     As of fiscal year end 2009, the Company’s named executive officers held equity awards issued under the Energy Conversion Devices, Inc. 1995 Non-Qualified Stock Option Plan (1995 Plan), the 2000 Non-Qualified Stock Option Plan (2000 Plan) and the Energy Conversion Devices, Inc. 2006 Stock Incentive Plan (2006 Plan).
     Under the 1995 Plan, if an employee ceases to be engaged in performing services for the Company for any reason, the stock options shall terminate on the earlier of the fixed termination date set forth in the option or, unless otherwise determined by the Compensation Committee, one year after such termination of services. Under the 2006 Plan, the Compensation Committee shall determine the effect of termination of employment upon equity awards. The termination provisions applicable to such equity awards outstanding at fiscal year end 2009 are as detailed below.
Stock Options
     If an employee’s continuous service is terminated for any reason other than death, disability, retirement (termination after age 65) or for cause:
•	any outstanding stock options that are exercisable as of the employee’s termination date may be exercised until the earlier of (1) 90 days under the 2000 Plan or 6 months under the 2006 Plan following such termination or such date determined by the Compensation Committee in its sole discretion and (2) the expiration of the term of the stock option; and

•	any outstanding stock options that are not exercisable as of the employee’s termination date will be terminated.
     If an employee’s continuous service is terminated for cause, as determined in the sole discretion of the Compensation Committee:
•	all outstanding stock options will be terminated; however, under the 2006 Plan, the Compensation Committee, in its sole discretion, may permit the exercises of stock options until the earlier of 30 days following such termination and the expiration of the term of the stock option; and

•	if the employee has delivered a notice to exercise any outstanding stock options prior to the employee’s termination date but the corresponding shares of ECD common stock have not been delivered, the Company is not obligated to deliver the corresponding shares.
     If an employee’s continuous service is terminated due to death, disability or retirement, all outstanding stock options will vest and be exercisable until the earlier of:

•	the expiration of the term of the stock option; and

•	in the case of death or disability, 12 months following the date of the employee’s termination or such date determined by the Compensation Committee in its sole discretion; or

•	in the case of retirement, three years following the date of the employee’s retirement.
Restricted Stock
     All unvested restricted shares will be forfeited upon the termination of employment for any reason. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may fully vest such restricted shares or provide for different treatment upon termination of employment based on the reason of such termination if it determines that different treatment would be in the best interest of the Company.
Restricted Stock Units
     All unvested restricted stock units will be forfeited upon the termination of employment for any reason other than death, disability or retirement. Upon death, disability or retirement, all unvested restricted stock units shall become fully vested.
Performance Shares
     All unearned performance shares will be forfeited upon the termination of employment for any reason other than retirement, death or disability on or after specified date(s) for each award. If an employee terminates employment on or after such specified date(s) due to retirement, death or disability, then he will be entitled to receive a pro-rated amount of the shares he would otherwise have earned based on the performance achieved during the restriction period, pro-rated to reflect the actual time of employment during such restriction period, i.e. by multiplying the number of shares that would have been earned by a fraction the numerator of which is the number of full or partial months of employment during the restriction period and the denominator of which is the number of months in the restriction period.
Equity Award Treatment Upon a Change in Control
     For equity awards granted in FY2008 and after, upon a change in control, all options, performance shares, restricted stock and restricted stock unit awards to the extent converted into substitute equity awards shall continue to vest according to their original vesting schedules. However, if the substitute equity is not publicly traded, then the awards shall become immediately vested upon the change in control. If an employee’s employment is terminated other than for Cause by the Company or by the employee for Good Reason within one (1) year following a change in control, stock options and restricted stock units shall immediately vest and the options shall remain exercisable through the earlier of (i) six (6) months post-termination of employment, or (ii) expiration of the term of the stock option. For performance shares, if an employee’s employment is terminated following a change in control other than for Cause by the company or by the employee for Good Reason, the shares shall be paid by December 31 following the end of the restriction period. For purposes of the foregoing, “Cause” will exist as detailed in an employee’s written employment agreement, or, if the employee has no written employment agreement, if the employee (a) is convicted of, pleads guilty to, or confesses to any felony or act of fraud, misappropriation or embezzlement which has a material adverse effect on the Company, (b) engages in a fraudulent act to the material damage or prejudice of the Company or in conduct or activities materially damaging to the property, business or reputation of the Company, as determined by the Committee in good faith in its sole discretion, (c) materially acts or omits involving malfeasance or negligence in the performance of the employee’s duties to the Company to the material detriment of the

Company, as determined by the Committee in good faith in its sole discretion, which is not corrected by the employee within 30 days after written notice of any such action or omission, (d) fails to comply in any material respect with any written policies or directives of the Company, or materially violates the Company’s Code of Business Conduct, as determined by the Committee in good faith in its sole discretion, which is not corrected by the employee within 30 days after written notice of such failure, or (e) materially breaches any noncompetition agreement with the Company, as determined by the Committee in good faith in its sole discretion; and, “Good Reason” means, without the consent of the employee, (a) any material diminution in the employee’s base pay, (b) any material diminution in the employee’s authority, duties or responsibilities, or (c) a material change in the employee’s office location, i.e., a change of more than 50 miles.
     For options and restricted stock granted prior to FY2008, upon a change in control, all options and restricted stock awards would vest and the Compensation Committee has the discretion to determine whether and to what extent an award holder will receive, in exchange for the options and restricted stock awards, a cash payment or a substitute equity award of the acquiring company. The Company will be deemed to undergo a “change in control” in the event of certain acquisitions of 40% or more of the Company’s common stock, a change in a majority of the Board, the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the Company’s assets (unless, among other conditions, the Company’s stockholders receive 60% or more of the stock of, and voting power in, the surviving company), or the consummation of the Company’s complete liquidation or dissolution.
Change in Control/Severance Payment Table
     The executive officers participate in the Executive Severance Plan under which the executives are entitled to certain payments upon specified terminations, as described in the Compensation Discussion and Analysis under the heading “Post-Employment Benefits.” The following table estimates the potential payments and benefits to the named executive officers upon termination of employment or a change in control, assuming such event occurs on June 30, 2009. These estimates do not reflect the actual amounts that would be paid to such persons, the amounts of which would only be known at the time the persons become eligible for payment and would be payable only if the specified event occurs.
     The table assumes the acceleration of all share-based awards as of June 30, 2009, except in respect of termination for cause or resignation without good reason, and reflects the intrinsic value of such acceleration, which is (1) for each unvested stock option, $14.15 less the exercise price, if lesser, and (2) for each unvested share of restricted stock, restricted stock units or performance shares, $14.15, which represents the closing price of ECD common stock on Nasdaq on June 30, 2009, the last trading day of fiscal 2009.
     The following items are not reflected in the table set forth below:
•	Accrued and unpaid salary, bonus and vacation.

•	Vested stock option gains.

•	Costs of COBRA or any other mandated governmental assistance program to former employees.

•	Welfare benefits provided to all salaried employees.

•	Amounts outstanding under the Company’s 401(k) plan.

•	Disability insurance proceeds and term life insurance proceeds, excluding any supplemental benefits with premiums paid solely by the employee.

	Cash	Share-Based	Miscellaneous	Excise Tax
Named Executive Officer	Severance	Awards(1)	Health Benefits	Gross Up	Total
Mark D. Morelli
Retirement	—	—	—	—	—
Death	—	$921,590	—	—	$921,590
Disability	—	$921,590	—	—	$921,590
By Company for Cause or by Executive without Good Reason	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (pre-Change in Control)	$1,794,000	—	$18,000	—	$1,812,000
Change in Control (no termination)	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (post-Change in Control)	$2,691,750	$921,590	$18,000	—	$3,631,340

Harry W. Zike
Retirement	—	—	—	—
Death	—	$130,463	—	—	$130,463
Disability	—	$130,463	—	—	$130,463
By Company for Cause or by Executive without Good Reason	—	—	—	—
By Company without Cause or by Executive for Good Reason (pre-Change in Control)	$512,000	$130,463	$12,000	—	$654,463
Change in Control (no termination)	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (post-Change in Control)	$512,000	—	$12,000	—	$524,000

Jay B. Knoll
Retirement	—	—	—	—	—
Death	—	$306,490	—	—	$306,490
Disability	—	$306,490	—	—	$306,490
By Company for Cause or by Executive without Good Reason	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (pre-Change in Control)	$510,400	$306,490	$12,000	—	$828,890
Change in Control (no termination)	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (post-Change in Control)	$510,400	—	$12,000	—	$522,400

	Cash	Share-Based	Miscellaneous	Excise Tax
Named Executive Officer	Severance	Awards(1)	Health Benefits	Gross Up	Total
Joseph P. Conroy
Retirement	—	—	—	—	—
Death	—	$266,020	—	—	$266,020
Disability	—	$266,020	—	—	$266,020
By Company for Cause or by Executive without Good Reason	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (pre-Change in Control)	$440,000	$266,020	$12,000	—	$718,020
Change in Control (no termination)	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (post-Change in Control)	$440,000	—	$12,000	—	$452,000

Subhendu Guha
Retirement	—	—	—	—	—
Death	—	$227,108	—	—	$227,108
Disability	—	$227,108	—	—	$227,108
By Company for Cause or by Executive without Good Reason	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (pre-Change in Control)	$515,840	$227,108	$9,700	—	$752,648
Change in Control (no termination)	—	—	—	—	—
By Company without Cause or by Executive for Good Reason (post-Change in Control)	$515,840	—	$9,700	—	$525,540
Sanjeev Kumar(2)
Resignation	$253,992	—	—	—	$253,992

(1)	The amount includes performance-based RSUs, which as described in the Compensation and Discussion Analysis, were modified after fiscal year end.

(2)	Mr. Kumar left the Company effective August 31, 2008. The amount shown reflects payment made under his separation agreement.

EQUITY COMPENSATION PLAN
     The following information is set forth with respect to our equity compensation plans at June 30, 2009.

Number of Securities
Remaining Available
for Future Issuance
Under Equity
Compensation Plans
	Number of Securities to be Issued	Weighted-Average Exercise	(Excluding Securities
	Upon Exercise of Outstanding	Price of Outstanding Options,	Reflected in Column
	Options, Warrants and Rights	Warrants and Rights	(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,098,972 (1)	$21.43 (2)	408,472

(1)	Includes 204,468 shares issuable upon vesting of restricted stock units (RSUs) granted under the 2006 Stock Incentive Plan. The remaining balance consists of outstanding stock option grants.

(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners and Management
     Directors and Executive Officers. The following table sets forth, as of October 1, 2009, information concerning the beneficial ownership of common stock by each director and executive officer and for all directors and executive officers as a group. Each holder has sole voting and investment power with respect to the securities listed below unless otherwise indicated. Unless otherwise noted, the address of the beneficial owner is c/o Energy Conversion Devices, Inc., 2956 Waterview Drive, Rochester Hills, MI 48309.

	Amount and Nature of		Percentage of
Name of Beneficial Owner	Beneficial Ownership		Class
Ted F. Amyuni	235		*

Joseph A. Avila	6,186	(1)	*

Alan E. Barton	3,000	(2)	*

Christopher P. Belden	5,720	(3)	*

Joseph P. Conroy	16,358	(4)	*

Kenneth P. Fox	—		—

Robert I. Frey	10,268	(5)	*

Gary M. Glandon	—		—

Subhendu Guha	14,215	(6)	*

William J. Ketelhut	13,261		*

Jay B. Knoll	15,200	(7)	*

Mark D. Morelli	100,755	(8)	*

Stephen Rabinowitz	14,468	(9)	*

George A. Schreiber, Jr.	8,641	(10)	*

Harry W. Zike	—		—

All directors and executive officers as a group (15 persons)	208,307		*

*	Less than 1%.

(1)	Includes outstanding options to purchase 3,000 shares of common stock which were exercisable as of October 1, 2009 or which become exercisable within 60 days of such date.

(2)	Includes outstanding options to purchase 2,000 shares of common stock which were exercisable as of October 1, 2009 or which become exercisable within 60 days of such date.

(3)	Includes outstanding options to purchase 2,000 shares of common stock which were exercisable as of October 1, 2009 or which become exercisable within 60 days of such date.

(4)	Includes outstanding options to purchase 6,358 shares of common stock which were exercisable as of October 1, 2009 or which become exercisable within 60 days of such date.

(5)	Includes outstanding options to purchase 5,000 shares of common stock which were exercisable as of October 1, 2009 or which become exercisable within 60 days of such date.

(6)	Includes outstanding options to purchase 9,215 shares of common stock which were exercisable as of October 1, 2009 or which become exercisable within 60 days of such date.

(7)	Includes outstanding options to purchase 5,000 shares of common stock which were exercisable as of October 1, 2009 or which become exercisable within 60 days of such date.

(8)	Includes outstanding options to purchase 50,500 shares of common stock which were exercisable as of October 1, 2009 or which become exercisable within 60 days of such date.

(9)	Includes outstanding options to purchase 5,000 shares of common stock which were exercisable as of October 1, 2009 or which become exercisable within 60 days of such date.

(10)	Includes outstanding options to purchase 4,000 shares of common stock which were exercisable as of October 1, 2009 or which become exercisable within 60 days of such date.
     Principal Shareholders. The following table sets forth, to the knowledge of the Company, the beneficial holders of more than 5% of the Company’s common stock. Each holder has sole voting and investment power with respect to the securities listed below unless otherwise indicated.

Name and Address of	Amount and Nature of	Percentage of
Beneficial Holder	Beneficial Ownership	Class
FMR Corp.(1) 82 Devonshire Street Boston, Massachusetts 02109	4,422,980	9.67%

Marsico Capital Management LLC (2) 1200 17th Street, Suite 1600 Denver, Colorado 80202	3,034,572	6.63%

WS Management LLLP (3) 225 Water Street, Suite 1987 Jacksonville, Florida 32202	2,923,700	6.39%

(1)	Based upon a Schedule 13G/A filed with the Commission on September 9, 2009 on a joint basis by FMR Corp., Edward C. Johnson 3d and Fidelity Management & Research Company.

Edward C. Johnson 3d, the Chairman of FMR Corp., and members of his family may be deemed to form a controlling group with respect to FMR Corp. due to their ownership of the voting common stock of FMR Corp. and a related shareholders’ voting agreement.

Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment advisor, is the beneficial owner of 3,733,703 shares of the Company’s common stock. One investment company. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each have sole dispositive power with respect to these 3,733,703 shares. The voting power with respect to such shares resides with the Board of Trustees of individual funds.

Edward C. Johnson 3d and FMR Corp. also have sole voting and dispositive power with respect to the following shares of the Company’s common stock: (i) 8,388 shares held by Pyramis Global Advisors, LLC, an indirect wholly owned subsidiary of FMR Corp. and an investment advisor; and (ii) 680,389 shares held by Pyramis Global Advisors Trust Company, an indirect wholly owned subsidiary of FMR Corp. and an investment manager.

Edward C. Johnson 3d is also Chairman of Fidelity International Limited, an investment advisor and manager, which is the beneficial owner of 500 shares of the Company’s common stock. Partnerships, controlled predominantly by members of his family, or trusts for their benefit, have 47% of the voting power in FIL Limited. FMR Corp. and FIL Limited are of the view that they are not acting as a group and that they are not otherwise required to attribute to each other beneficial ownership of the shares. However, FMR Corp. has made this filing on a voluntary basis as if all of the foregoing shares are beneficially owned by FMR Corp. and FIL Limited on a joint basis.

(2)	Based upon a Schedule 13G filed with the Commission on February 11, 2009. Marsico Capital Management, LLC has sole voting power and sole dispositive power with respect to 2,655,068 shares and 3,034,572 shares, respectively.

(3)	Based upon a Scheduled 13G/A filed with the Commission on February 13, 2009. WS Management LLLP has sole voting and dispositive power with respect to 2,923,700 shares.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (“insiders”) to file reports of ownership and changes in ownership of any of the Company’s equity securities with the Commission and to furnish copies of these reports to the Company. As a matter of practice, we assist our directors and executive officers in preparing initial ownership reports and reporting ownership changes and file those reports on their behalf. Based on our review of the copies of such forms in our possession or filed with the Commission, Messrs. Guha, Knoll and Morelli had one late filing in fiscal 2009.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company has adopted a written Related Persons Transaction Policy that applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Related persons include our directors, nominees for election as a director, persons controlling over 5% of our common shares and executive officers and the immediate family members of each of these individuals. Under our Related Persons Transaction Policy, the General Counsel is charged with primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed transaction. If the General Counsel determines that the proposed transaction constitutes a related party transaction, the General Counsel will present the proposed transaction to the Corporate Governance and Nominating Committee for its review and, if appropriate, recommendation of such related person transactions to the Audit Committee for approval or ratification.
     Based on responses to annual director and officer questionnaires, in Fiscal 2009, there have been no related person transactions to be submitted to the Audit Committee for review, approval or ratification.

AUDIT COMMITTEE REPORT
     The Audit Committee is comprised of four directors, all of whom are independent directors as defined under applicable rules of the Commission, Nasdaq and the Company’s Corporate Governance Principles.
     The Audit Committee oversees the integrity of the Company’s financial statements on behalf of the Board, the adequacy of the Company’s systems of internal controls, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The public accounting firm of Crowe Horwath LLP has been retained to supplement the Company’s internal audit function.
     In fulfilling its oversight responsibilities, the Audit Committee has direct responsibility, among other things, for:
•	confirming the independence of the Company’s independent registered public accounting firm;

•	the appointment, compensation and retention of the Company’s independent registered public accounting firm;

•	reviewing the scope of the audit services to be provided by the Company’s independent registered public accounting firm, including the adequacy of staffing and compensation;

•	approving non-audit services;

•	overseeing management’s relationship with the Company’s independent registered public accounting firm;

•	overseeing management’s implementation and maintenance of effective systems of internal and disclosure controls; and

•	reviewing the Company’s internal audit program.
     The Audit Committee reviews the financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for performing an audit in accordance with standards of the United States Public Company Accounting Oversight Board to obtain reasonable assurance that the consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America and the effectiveness of the Company’s internal control over financial reporting.
     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee discussed with management the process used to support the certifications of the Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the Commission. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks. The Audit Committee engaged the independent registered public accounting firm and approved auditor services and fees, including audit, audit-related and non-audit fees.
     The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.
     The Audit Committee reviewed with management and the independent registered public accounting firm the audited financial statements as of and for the fiscal year ended June 30, 2009. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with management, the internal auditor and the independent registered public accounting firm. During fiscal 2009, the Audit Committee met with management and the independent registered public accounting firm and discussed the interim financial information contained in each quarterly earnings report prior to public release.
     Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board (and the Board agreed) that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for filing with the Commission.

AUDIT COMMITTEE

William J. Ketelhut, Chair
Joseph A. Avila
Christopher P. Belden
George A. Schreiber, Jr.

     Independent Registered Public Accounting Firm Fees. The following table presents aggregate fees for professional audit services rendered by Grant Thornton LLP, our independent registered public accounting firm, for the fiscal years ended June 30, 2009 and 2008 and fees billed for other services rendered by Grant Thornton during those periods.

	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$1,038,244	$1,552,058
Audit-Related Fees(2)	32,025	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$1,070,269	$1,552,058

(1)	Audit Fees — These are fees for professional services performed by Grant Thornton for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — These are fees for the assurance and related services performed by Grant Thornton that are reasonably related to the performance of the audit or review of our financial statements.

(3)	Tax Fees — These are fees for professional services performed by Grant Thornton with respect to tax compliance, tax advice and tax planning.

(4)	All Other Fees — These are fees for permissible work performed by Grant Thornton that does not meet the above categories.
     During fiscal 2009, the Audit Committee approved all audit and services provided to us by Grant Thornton prior to management engaging Grant Thornton for that purpose. The Committee’s current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by our independent registered public accounting firm for the fiscal year. In accordance with the Committee’s current policy, additional fees related to audit services proposed to be provided within the scope of the approved engagement may be approved by management, so long as the fees for such additional services are consistent with historical experience, and are reported to the Audit Committee at the next regularly scheduled Committee meeting. Additional fees for other proposed audit-related or non-audit services (not within the scope of the approved engagement) may be considered and, if appropriate, approved by the Chairman of the Audit Committee if such additional fees constitute five percent or less of the approved budget. Otherwise, the Audit Committee must approve all additional audit-related and non-audit services to be performed by the independent registered public accounting firm.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Grant Thornton LLP currently serves as the Company’s independent registered public accounting firm. The Audit Committee has appointed Grant Thornton to serve as independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements for the fiscal year ending June 30, 2010 and to perform audit-related services. Such services include review of periodic reports and registration statements filed by the Company with the Commission and consultation in connection with various accounting and financial reporting matters. Grant Thornton may also perform limited non-audit services for the Company.
     The Board has directed that the appointment of Grant Thornton be submitted to the stockholders for ratification. The affirmative vote of a majority of the votes cast at the annual meeting will be required to ratify such appointment. Although stockholder ratification is not required by law and is not binding on the Company, the Audit Committee will take the appointment of Grant Thornton under advisement if such appointment is not so ratified.
     Representatives of Grant Thornton will be present at the annual meeting and available to respond to appropriate questions. Further, they will be given the opportunity to make a statement if they desire to do so.
     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010.

ADDITIONAL INFORMATION
     Cost of Solicitation. The cost of solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company also intends to hire Morrow & Co., at an anticipated cost of approximately $4,500 plus out-of-pocket expenses, to assist it in the solicitation of proxies personally, by telephone or by other means.
     Other Action at the Annual Meeting. The Company’s management and Board, as of the date hereof, do not know of any other matter to be presented which is a proper subject for action by the stockholders at the annual meeting. If any other matters shall properly come before the annual meeting, the shares represented by a properly executed proxy will be voted in accordance with the judgment of the persons named on the proxy to the extent permitted by applicable law.
     Annual Report. Our Annual Report on Form 10-K for fiscal 2009 has been mailed, along with this proxy statement, to stockholders of record on October 15, 2009. Upon request, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, which has been filed with the Commission. Stockholders may request a copy by either calling the Company at (248) 293-0440 or sending us an e-mail at investor.relations@energyconversiondevices.com.
     Stockholder Proposals for 2010 Annual Meeting. Any stockholder intending to submit a proposal for inclusion in the proxy statement for the 2010 Annual Meeting of Stockholders must meet the eligibility and other criteria required under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which proposal must be in writing and delivered to the Corporate Secretary at the Company’s principal executive offices at 2956 Waterview Drive, Rochester Hills, Michigan 48309, no later than June 17, 2010 in order to be considered timely. Written notice of stockholder proposals or director nominations (other than proposals for inclusion in the proxy) for consideration at the 2010 Annual Meeting of Stockholders must be received by the Corporate Secretary by September 17, 2010.
     Stockholders are urged to vote their shares via Internet or telephone, or to mail in their proxy cards or voting instruction cards without delay.

By Order of the Board of Directors

Ghazaleh Koefod
Corporate Secretary
October 15, 2009

[Front of Proxy Card]
MR. A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on November 17, 2009.
Vote by Internet
		•	Log on to the Internet and go to www.investorvote.com/ener
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.		•	Follow the steps outlined on the secured website
Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
	☑	•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	123456	C0123456789	12345

ê	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE	ê

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – Joseph A. Avila	☐	☐	02 – Alan E. Barton	☐	☐	03 – Christopher P. Belden	☐	☐
04 – Robert I. Frey	☐	☐	05 – William J. Ketelhut	☐	☐	06 – Mark D. Morelli	☐	☐
07 – Stephen Rabinowitz	☐	☐	07 – George A. Schreiber, Jr.	☐	☐

		For	Against	Abstain
2.	Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending June 30, 2010.	☐	☐	☐

B	Non-Voting Items

Change of Address – Please print your new address below.	Comments – Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting	☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

[Back of Proxy Card]
Dear Stockholder,
Please take note of the important information enclosed with this Proxy Ballot. The matters you are asked to vote upon are discussed in detail in the enclosed proxy materials.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Stockholders, November 17, 2009.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
Energy Conversion Devices, Inc.

ê	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE	ê

Proxy – ENERGY CONVERSION DEVICES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints JAY B. KNOLL and GHAZALEH KOEFOD and each of them, with full power of substitution, and in place of each in case of substitution, his or her substitute, the attorneys for and on behalf of the undersigned to attend the Annual Meeting of Stockholders (the “Meeting”) to be held at Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan on Tuesday, November 17, 2009 at 1:00 p.m. (EST) and any and all adjournments thereof, and to cast the number of votes the undersigned would be entitled to vote if then personally present. The undersigned instructs such proxies to vote as specified on this card.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSAL 2 AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
The Board of Directors of the Company recommends a vote FOR all nominees for the Board of Directors and FOR Proposal 2.
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.